UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007

Encorium Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

Covalent Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 15, 2007, Encorium Group, Inc. (the “Company”) announced that Earl M. Collier, Jr. has tendered his resignation from the Company’s Board of Directors, effective immediately. Mr. Collier’s resignation letter contained no disagreement with management concerning any matter relating to the Company’s operations, policies or practices.

The Company also announced the appointment of Paul Schmitt to its Board of Directors effective February 15, 2007. Mr. Schmitt will serve on the Audit Committee and become Chairman of the Company’s Nominating and Governance Committee.

The full text of the February 15, 2007 press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated February 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ LAWRENCE R. HOFFMAN
LAWRENCE R. HOFFMAN
Executive Vice President,
General Counsel, Secretary and Chief Financial Officer

Dated: February 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated February 15, 2007